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                                                                    EXHIBIT 10.6


                      CUMMINGS PROPERTIES MANAGEMENT, INC.
                                  STANDARD FORM

                                COMMERCIAL LEASE

In consideration of the covenants herein contained. Cummings Properties Management, Inc., hereinafter called LESSOR, does hereby lease to ArQule Partners, L.P. (a DE limited partnership), 37 Garland Road, Concord, MA 01742 hereinafter called LESSEE, the following described premises, hereinafter called the leased premises approximately 11,950 square feet (including 9.6% common area) at 200 Boston Avenue, Suite 3600, Medford, MA 02155. TO HAVE AND HOLD the leased premises for a term of five (5) years commencing at noon on October 1, 1996 and ending at noon on September 30, 1998 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises.

1. RENT. LESSEE shall pay to LESSOR base rent at the rate of eighty three thousand fifty two (83,052.00) U.S. dollars per year, payable in advance in monthly installments of $6,921.00 on the first day in each calendar month in advance except as other-wise provided in the Rider to Lease the first monthly payment to be made upon LESSEE's execution of this lease, including payment in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement or end of said lease term. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate if the "Cost of Living" has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers) U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the index. All such adjustments shall take place with the rent due on January 1 of each year during the lease term. The base month from which to determine the amount of each increase in the index shall be January 1993, which figure shall be compared with the figure for November 1993, and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year in the event that the Consumer Price index as presently computed is discontinued as a measure of "Cost of Living" changes, any adjustment shall then be made on the basis of a comparable index then in general use.

2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of thirteen thousand (13,000.00) dollars (to which LESSEE's previous $2,500.00 deposit shall be applied) upon the execution of this lease by LESSEE, which shall be held as security for LESSEE's performance as herein provided and refunded to LESSEE without interest at the end of this lease subject to LESSEE's satisfactory compliance with the conditions hereof. In the event of any default or breach of this lease by LESSEE continuing


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beyond any applicable notice or grace period, LESSOR shall immediately apply the security deposit first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall be responsible for restoring said deposit forthwith and failure to do so shall be considered a substantial default under the lease. LESSEE's failure to remit the full security deposit or any portion thereof when due shall also constitute a substantial lease default.

3. USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of executive and administrative offices and research and testing laboratory, including R-DNA, genetic, biomedical and animal testing.

4. ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leasable square footage of the building of which the leased premises are a part, whether such increase is caused by an increase in the tax rate, or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within thirty (30) days of written notice from LESSOR that such increased taxes are payable, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 1994 in the event that the building of which the leased premises are a part was not assessed as a completed building as of the aforementioned date, then the base assessment shall be as of the first date when the building is assessed as a completed structure.
         LESSEE shall pay interest at an annual rate of twelve percent (12%) from the date due, for any installment of rent or other payment which is not received by LESSOR within ten days of said due date.

5. UTILITIES. LESSOR shall provide equipment per LESSOR's building standard specifications to heat the leased premises in season. Equipment will be provided per LESSOR's building standard specifications to cool all office areas between May 1 and November 1. LESSEE shall pay all charges to heat (natural gas) and electricity used on the leased premises as determined by separate meters serving the leased premises. LESSEE shall pay LESSOR for the cost of all water and sewer use as determined by a separate water meter serving the leased premises. No plumbing, construction or electrical work of any type shall be done without LESSOR's prior written approval and the appropriate municipal permit.

6. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation,or activity shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noise or offensive, or contrary to any statute, regulation, or ordinance in force in the city or town in which the leased premises are situated. LESSEE shall keep all employees working in the leased premises covered with Worker's Compensation insurance and shall obtain any licenses and permits necessary for LESSEE's occupancy except for the certificate of occupancy which LESSOR shall obtain. LESSEE shall be responsible for

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causing the leased premises and any work conducted therein to be in full compliance with the Occupational Safety and Health Act of 1970 and any amendments thereof.

7. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local Fire Department. LESSOR's insurer, or any similar body, LESSEE shall no demand reimburse LESSOR, and all other tenants, all extra insurance premiums caused by LESSEE's use of the leased premises for some purpose other than as set forth in Section 3 above. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE's customary non-business days or hours unless LESSEE continues to pay rent and comply with all other obligations under this lease.

8. MAINTENANCE OF PREMISES. LESSOR will be responsible for maintenance of the common areas and all structural maintenance of the leased premises and for the normal daytime maintenance of all space heating and cooling equipment, sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE or others, chemical, water or corrosion damage from any source, and maintenance condition as they are at the commencement of the term or as they may be put in during the term of this lease, normal wear and tear and damage by fire, other casualty or LESSOR's negligence or misconduct only excepted, and whenever necessary to replace light bulbs, plate glass and other glass therein, acknowledging that the lease premises will be in good order and upon delivery by LESSOR following __, and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, smoke, odors, etc. and shall not cause the area surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any acid or corrosive substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stopped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises includes any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. If the leased premises are carpeted or partially carpeted, LESSEE will protect carpet with plastic or masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR's expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity or any installation and/or maintenance of equipment which is necessitated by some specific aspect of LESSEE's use of the leased premises shall be at LESSEE's expense. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

9. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations provided LESSOR consents thereto in writing. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's construction specifications. If LESSOR at LESSOR's request performs any services or maintenance for LESSEE in connection with such alterations or otherwise, any just invoice will be promptly paid. LESSEE shall not permit any mechanics'

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liens, or similar liens to remain upon the leased premises in connection with the work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR, except as otherwise provided in the Rider to Lease. Any alterations completed by LESSOR shall be LESSOR's "building standard" unless noted otherwise. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the building of which the leased premises are a part provided that any such changes do not reasonably interfere with LESSEE's occupancy of the leased premises for the permit use and do not materially diminish the parking areas available for LESSEE's use in common with others.

10. ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other firm or individual to occupy the whole or any part of the leased premises without LESSOR's prior written consent. Notwithstanding such assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performances of the covenants and conditions of this lease. LESSEE shall pay LESSOR promptly to reasonable legal and reasonable administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE.

11. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

12. LESSOR'S ACCESS. LESSOR or agents of LESSOR may at reasonable times upon reasonable prior notice except in the case of emergencies enter to view the leased premises, may remove any signs not approved and affixed as herein provided, may make repairs and alterations as LESSOR should elect to do or as required under the lease and repairs which LESSEE is required but has failed to do, and may show leased premises to others.***

13. SNOW REMOVAL. The plowing of snow from all roadways, accessways and unobstructed parking and loading areas shall be at the sole expense of LESSOR. The control of snow and ice on all steps serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSOR. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and owner harmless from any and all claims by lessee's agents, representatives, employees, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises.

14. ACCESS AND PARKING. LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof and as provided in Section 9. Said parking areas plus any stairs, walkways, elevators or other common areas shall in all cases be considered a part of the leased premises to the extent that they are utilized by LESSEE, or LESSEE's employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the

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walkways or approached to said building, and will conform to all reasonable rules now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No vehicle shall be stored or left in any parking area for more than three consecutive nights without LESSOR's prior written approval. From December 1 through March 30 annually, however, all unattended parking will be prohibited between 7:00 PM and 7:00 AM except in those areas specifically designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailer of any type, may not be parked overnight at any time. LESSOR may tow, at LESSEE's sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE's agent, employees, invitees or callers, at any time.

15. LESSEE'S LIABILITY AND INSURANCE. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (including any extension thereof) from whatever cause arising, and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to expenses, damage, causes of action, suits, claims or judgments caused by or in any way growing out of any mattes aforesaid, except for death, personal injuries or property damage directly resulting from the willful misconduct or omission or negligence of LESSOR. LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESS, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises or therein used by LESSEE, such policy to insure LESSEE, LESSOR and OWNER against any claim up to One Million (1,000,000 Dollars) in the case of any one accident involving bodily injury (including death), and up to One Million (1,000,000) Dollars against any claim for damage to property. LESSOR and Owner shall be included in each such policy as additional insureds. LESSEE will file with LESSOR prior to occupancy certificates showing that such insurance is in force and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each insured.

16. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within thirty (30) days of intention to restore the leased premises or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises by any taking by eminent domain except for damage to LESSEE'S property or equipment.

17. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker except Roy Hirshland of Spaulding & Slye or third person with respect to this

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lease and LESSEE agrees to indemnity LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises.

18. SIGNS. LESSOR authorizes, and LESSEE at LESSEE's expense agrees to erect, on exterior metal letters sign on the front of the leased premises consistent in style, size, location, etc. with other signs of nearby tenants. LESSOR shall obtain the written consent of LESSOR before erecting any other sign on the leased premises, and shall obtain prior written approval as to size, wording, and location of all authorized signs. LESSOR may remove and dispose of any sign not approved, erected or displayed in conformance with this provision.

19. DEFAULT AND ACCELERATION OF RENT. In the event that: (a) LESSEE shall default in the observance of performance of any of LESSEE'S covenants, agreements or obligations hereunder, other than substantial monetary payments as provided below, and such default shall not be corrected within thirty (30) days after written notice thereof: or (b) LESSEE vacates the leased premises without continuing to pay rent, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice to reenter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, or any substantial invoice for goods and/or services or other sum herein specified, and such default shall continue for ten (10) days after written notice thereof, and because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then in addition to the foregoing remedies the entire balance of rent which is due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time. LESSEE shall pay LESSOR interest at the rate of twelve percent (12%) per annum on any payment from LESSEE to LESSOR which is past due.

20. NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when left at the leased premises addressed to LESSEE, or served by constable, or sent to the leased premises by certified mail, return receipt requested, postage prepaid, addressed to LESSEE with a copy to Palmer & Dodge, One Beacon Street, Boston, MA 02108,
ATTN: Michael Lytton, Esq. Any notice from LESSEE to LESSOR relating to the leased premises or the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by certified mail, return receipt requested, postage prepaid, addressed to LESSOR at 200 West Cummings

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Park, Woburn, MA 01801 or at LESSOR'S last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in service of any notice.

21. OCCUPANCY. In the event that LESSEE takes possession of said leased premises prior to the start of said term, LESSEE will perform and observe all of LESSEE's covenants from the date upon which LESSEE takes possession except the obligation for the payment of extra rent for any period of less than one month. LESSEE shall not remove LESSEE's goods or property from the leased premises other than in the ordinary and usual course of business, without having first paid and satisfied LESSOR for all rent which may become due during the entire term of this lease. In the event that LESSEE continues to occupy or control all or any part of the leased premises after the agreed termination of this lease without the written permission of LESSOR, then LESSEE shall be liable to LESSOR for any and-all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply except that rent shall be due in fully monthly installments at a rate of one hundred fifty (150) percent of that which would otherwise be due under this lease. It being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE and as such has greater rental value. LESSEE's control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

22. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body.

23. OUTSIDE AREA. No goods, equipment, or things of any type or description shall be held or stored outside the leased premises at any time without prior written consent from LESSOR. Any goods, equipment or things left outside the leased premises without LESSOR's prior written consent shall be deemed abandoned and may be removed at LESSEE's expense without notice by LESSOR. A single two-yard capacity dumpster is hereby provided and serviced at its expense by whichever disposal firm may from time to time be designated by LESSOR. If a dumpster is provided on a shared cost basis, LESSEE shall pay its proportionate share of the costs associated with said dumpster.

24. ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to heating equipment from solvents, degreasers, cutting oils, propellants, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time except in compliance with all applicable statutes, regulations, ordinances and the

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like, and LESSEE shall be solely responsible for any and all corrosion or other damage associated with the use, storage and/or disposal of same by LESSEE.

25. RESPONSIBILITY. Neither LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source,or for the cessation of any service rendered customarily to said premises or buildings, or agreed to by the terms of this lease, due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building or any cause beyond LESSOR's immediate control.

26. SURRENDER. LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, including but not limited to any offices, partitions, window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, air or gas distribution piping, compressors overhead cranes, hoists, trolleys or conveyors, counters, shelving or signs attached to walls or floors, all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings or equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor or ceiling, of which have been directly wired to any portion o the electrical system os which have been plumbed to the water supply, drainage or venting systems serving the leased premises, and LESSEE shall deliver the leased premises sanitized from any chemicals or other contaminants, and broom clean and in the same condition as they were at the delivery of the premises by LESSOR following the modifications __ or as they were modified during said term, reasonable wear and tear and damage by fire, other casualty ** __ is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private sale (without notice), any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such abandoned property. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

27. GENERAL. (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable only for obligations occurring while lessor, owner, or master lessee of the premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within two years after the cause of action has occurred and only in a court of the Commonwealth of Massachusetts. (d) If LESSOR or LESSEE is acting under or as agent for any trust, limited partnership or corporation

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individually. (e) IF LESSOR is not the owner (OWNER) of the leased premises,
LESSOR represents that said owner as identified below has agreed to be bound by the terms of this lease. (f) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between said parties. No other oral or written representation shall have any effect hereon, and this agreement may not be altered, extended or amended except by written agreement attached hereto or as otherwise provided herein. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use except as provided in the Rider to Lease. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use due diligence to obtain possession for LESSEE at the earliest possible date, and a proportionate abatement of rent for such time as LESSEE may be deprived of possession of said leased premises shall be LESSEE's sole remedy as provided in the Rider to Lease. (j) Neither the submission of this lease form, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that this lease shall not bind either party in any manner whatsoever until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is in default of any terms or conditions hereof continuing beyond any applicable notice or grace periods. (1) The headings in this lease are for any convenience only and shall not be considered part of the terms hereof. (m) No endorsement by LESSEE on any check shall bind LESSOR in any way.

28. SECURITY AGREEMENT. LESSEE hereby grants LESSOR a continuing security interest in all existing or hereafter acquired personal property, fixtures and equipment (but not any intellectual property) of LESSEE which is in the leased premises to secure the payment of rent, the cost of leasehold improvements, and the performance of any other obligations of LESSEE under this lease. Default in the payment or performance of any of LESSEE's obligations hereunder is a default under this Security Agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a Secured Party under the Uniform Commercial Code. LESSEE also agrees to execute a UCC-1 Financing Statement and any other financing agreement required by LESSOR in connection with this security interest.

29. WAIVERS, ETC. No consent or waiver, express or implied, by either party to or of any other breach of the same or any other covenant, condition or duty of the other party shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

THIS PARAGRAPH DOES NOT APPLY


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30. AUTOMATIC FIVE-YEAR EXTENSIONS. This lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of five (5) years, etc.

31. ADDITIONAL PROVISIONS. (Continued on attached rider if necessary.)

                  - See Attached Rider -

IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and common seals and intend to be legally bound hereby this 29th day of September 1993.

LESSOR:    CUMMINGS PROPERTIES MANAGEMENT, INC.
LESSEE:    ARQULE PARTNERS, L.P.
           as agent for BEAUTYREST PROPERTY, INC. & WRB, INC.

By: /s/ William S. Cummings            By: /s/ Joseph C. Hogan Jr.
   -----------------------------           -----------------------------
                                            for ArQule Partners, L.P.
                                           -----------------------------

THIS PARAGRAPH DOES NOT APPLY

                                    GUARANTY

IN CONSIDERATION of the making of the above Lease by Cummings Properties Management, Inc. with ArQule Partner, L.P. at the request of the undersigned and in reliance on this guaranty, the undersigned (GUARANTOR) hereby personally guarantees the prompt payment of Rent by LESSEE and the performance by LESSEE of all the terms, conditions, covenants and agreements of the Lease, any amendments hereto and any extensions or assignments thereof, and the undersigned promises to pay all expenses, including reasonable attorney's fees, incurred by LESSOR in enforcing all obligations of LESSEE under the lease or incurred by LESSOR in enforcing this guaranty. LESSOR's consent to any assignment(s), successive assignment(s) and sublease(s) by LESSEE, with or without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default, amendment, extension or assignment of the lease by LESSEE, shall not relieve the undersigned from liability as GUARANTOR.

IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set his/her/its hand and common seal intending to be legally bound hereby this __ day of _________, 19__.

                      CUMMINGS PROPERTIES MANAGEMENT, INC.

                                  STANDARD FORM

                              AMENDMENT TO LEASE #1
                                                  ----

     In connection with a lease in effect between the parties at 200 Boston Avenue, Suite 3600, Medford, Massachusetts, commencing on October 1, 1993 and terminating September 30, 1998 and in consideration of the mutual benefits to be derived herefrom, Cummings Properties Management, Inc., LESSOR, and ArQule Partners, L.P.,LESSEE, hereby agree to amend said lease as follows:
1. LESSOR, at LESSEE's sole cost and expense, shall complete alterations and improvements within the leased premises in accordance with the mutually agreed upon plan and specifications attached hereto ("LESSOR's work"). The total cost of LESSOR's work shall be $613,285.00. LESSEE shall pay $100,000.00 of the total cost upon LESSEE's execution of this Amendment into the Escrow as provided below, and LESSOR shall amortize the $513,285.00 balance (plus interest) as additional rent as provided below. If the total agreed cost for LESSOR's work is less than $613,285.00, the adjusted base rent provided hereinbelow shall be proportionately reduced.

2. LESSOR and LESSEE hereby agree that the aforesaid plan and specifications shall specify those items of equipment, fixtures and the like which LESSEE shall be entitled to remove from the leased premises upon the expiration or earlier termination of the lease, notwithstanding Section 26 of the lease, provided LESSEE shall repair any damage caused by any such removal prior to the termination of the lease.

3. If any agreed changes or additions to the scope of work result in increased cost, LESSEE shall pay ninety-five (95%) percent of the cost of said changes or additions immediately upon substantial completion of LESSOR's work and the final five 95%) percent within thirty (30) days thereafter.

4. LESSEE's obligation to reimburse LESSOR for the $513,285.00 advanced by LESSOR to LESSEE shall survive the termination of the lease for any cause whatsoever, and shall be in addition to any other remedies available to LESSOR under the lease or any other damages due LESSOR in the event of any default by LESSEE under the lease.

5. Notwithstanding any provisions in the lease or in this Amendment to the contrary, LESSOR and LESSEE hereby agree that upon execution of this Amendment, LESSEE shall deposit LESSEE's initial $100,000 payment for LESSOR's work ("Buildout Payment"), the $13,000.00 security deposit ("Security Deposit") and the $83,052.00 of pre-paid base rent ("Pre-paid Rent") (collectively the "Initial Deposits") with LESSOR's counsel Susan F. Brand, Esq. (the "Escrow Agent") to be held in escrow subject to the provisions of this lease. The Escrow Agent shall disburse the Initial Deposits to LESSOR in accordance with the following instructions:

     (a) Upon its receipt of a building permit for LESSOR's work, LESSOR shall certify in writing to the Escrow Agent and LESSEE that LESSOR has obtained such permit, which certification shall be accompanied by a copy of the building permit. Upon its receipt of such certification, the Escrow Agent shall disburse 25% of the Initial Deposits to LESSOR.
     (b) Upon substantial completion of the office portion of the leased premises as shown on the attached plan, LESSOR shall certify in writing to the Escrow Agent and LESSEE that said office portion is substantially complete. Unless LESSEE reasonably objects to LESSOR's certification by giving both the Escrow Agent and LESSOR written notice of such objection within three business days after receipt of such certification, the Escrow Agent shall disburse an additional 25% of the Initial Deposits to LESSOR.
     (c) Upon substantial completion of approximately 50% of the laboratory portion of the leased premises as shown on the attached plan, LESSOR shall certify in writing to the Escrow Agent and LESSEE such level of completion, which certification shall be accompanied by the certification of LESSOR's licensed contractor, architect or engineer that confirms such level of completion. Unless LESSEE reasonably objects to LESSOR's certification by giving the Escrow Agent and LESSOR written notice of such objection within three business days after receipt of such certification, the Escrow Agent shall disburse an additional 25% of the Initial Deposits to LESSOR.

     (d) Upon its receipt of a certificate of occupancy for the entire leased premises, LESSOR shall deliver to the Escrow Agent and LESSEE a copy of such certificate, accompanied by a certification of substantial completion by LESSOR's licensed contractor, architect or engineer. Unless LESSEE reasonably objects to such certificate and certification by giving the Escrow Agent and LESSOR written notice of such objection within three business days after receipt of such certification by giving the Escrow Agent and LESSOR written notice of such objection within three business days after receipt of such certificate and certification, the Escrow Agent shall disburse an additional 20% of the Initial Deposits to LESSOR.
     (e) Thirty (30) days after the date on which the Escrow Agent disburses the aforesaid 20% portion of the Initial Deposits to LESSOR, the Escrow Agent shall disburse the remaining 5% of the Initial Deposits to LESSOR, unless prior to the expiration of such 30-day period LESSEE notifies the Escrow Agent and LESSOR in writing that any substantial or material punchlist items remain incomplete, in which case the Escrow Agent shall not make the final 5% disbursement until such time as the Escrow Agent receives written notice from LESSOR that all such substantial or material punchlist items have been completed.
     (f) Upon LESSOR's receipt of each of the aforesaid disbursement installments, LESSOR shall apply each such disbursement ratably among the Buildout Payment, Security Deposit and the Pre-paid Rent, in the ratio that the original amount of each obligation bears to the aggregate sum of the amounts of both obligations.
     (g) In the event LESSEE objects to any certificate or certification, LESSEE and LESSOR agree to cooperate in order to resolve such objection promptly and in good faith.

6. In addition to the $13,000.00 cash Security Deposit provide in Section 2 of the lease, LESSEE shall provide LESSOR with an Irrevocable Letter of Credit negotiable on sight in the amount of $100,000.00, provided said Letter of Credit is issued by Silicon Valley Bank, provides for payment to LESSOR immediately and at sight upon LESSOR's delivery to the bank of a statement that LESSEE is in default of the lease continuing beyond any applicable notice or grace periods, and is otherwise in a form reasonably acceptable to counsel for LESSOR. LESSOR shall be entitled to draw down said Letter of Credit and hold the proceeds as a cash security deposit in the event LESSOR has reasonable evidence to feel insecure about the continuing solvency of the issuing bank; before drawing on the Letter of Credit in such case, however, LESSOR shall give LESSEE seven (7) days prior written notice and the opportunity to substitute another letter of credit from a bank acceptable to LESSOR within said seven (7) day period.

7. Provided that LESSEE is not then in default of any material provisions of this lease or in arrears of any rent or invoice payments beyond any applicable notice or grace period, LESSEE may reduce the foregoing Letter of Credit to $50,000 as of October 1, 1997, and at the end if the initial lease term (regardless whether LESSEE exercises any extension option), LESSEE may cancel the Letter of Credit entirely.

8. During the first year of the lease term (only), in addition to the Pre-paid Rent, LESSEE shall pay to LESSOR $11,967.42 per month as additional rent for the amortized cost of LESSOR's work as provided herein. The first such monthly payment shall be due on or before October 1, 1993.

9. LESSOR shall use reasonable efforts to substantially complete the office portion of the lease premises within four (4) weeks following full execution of this Amendment, full payment of the Security Deposit and the Initial Deposits into escrow pursuant to Paragraph 5 above, approval of the attached plan and specifications, and delivery of the Letter of Credit provided for in Paragraph 6 above, and the laboratory portion within an additional sixteen (16) weeks thereafter.

10. If for any reason other than any delay requested or caused by LESSEE (which shall include additions to the scope of LESSOR's work requested by LESSEE), LESSOR's work is not substantially completed (except for punchlist items) within the aforesaid 20-week period, then LESSEE shall be entitled to receive from LESSOR a rent abatement in an amount equal to one day's base rent (calculated based upon the rentable square footage of the entire leased premises) for each day beyond such 20-week period that LESSOR's substantial completion of the leased premises is delayed.

11. LESSOR shall complete LESSOR's work in a professional and workmanlike manner; shall complete any punchlist items with as little disturbance to LESSEE's business as reasonably possible; and shall repair latent defects, if any, in said alterations and improvements reasonable promptly upon written notice from LESSEE thereof.

12. Following completion of LESSOR's work, LESSOR will endeavor to provide LESSEE with a list of all equipment, systems and other installations at the leased premises which are LESSEE's responsibility to maintain pursuant to
     Section 8 of the lease. LESSOR's failure to include any items on this list through inadvertence or neglect shall not relieve LESSEE of any maintenance responsibilities otherwise required under Section.

All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent* shall be increase by$_______ annually from a total of $83,052.00 to a new annual total of $226,661.00 , or $18,888.41 per month. Annual base rent for purposes of computing any future** escalations thereon shall be $83.052.00 This amendment shall be effective upon full execution and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s).
                 *during the initial five-year lease term
                 **Cost of Living

     In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals 29th this day of September, 1993.


LESSOR:  CUMMINGS PROPERTIES                LESSEE:  ARQULE PARTNERS,
         MANAGEMENT, INC.                                          L.P.
         as agent for: BEAUTYREST
         PROPERTY, INC. & WRB, INC.               By: /s/ ArQule Partners, L.P.
                                                     --------------------------

      By: /s/ William S. Cummings                 By: /s/ Joseph C. Hogan
         -------------------------                   --------------------------
                                                     (for AcQule Partners, L.P.)

                                     9/24/93

                                                                                       9/24/93
ARQULE PARTNERS, L.P. SPECIFICATIONS

No.            Description                                        Qty     Unit     Cost     Sub-total         Sub Totals
- ---            -----------                                        ---     ----     ----     ---------         ----------

Architectural Modification
- --------------------------
        Existing perimeter finish to remain                                S.F.             $     0
Office
        Construct 9' high DW partition                            360      L.F.             $16,916
        Glass window wallplanter at entry                         N/C                       $     0
        Sidelight windows                                           7      ea               $   329
        Hollow metal B doors (36')                                 13      EACH             $ 5,531
        Ceiling -2x4 A.C.T. w/lights @ 8'-6'                     3500      S.F.             $11,557
        Relocate sprinklers to new ceiling                       3500      S.F.             $ 4,445
        Carpet (26 oz. level loop, grey)                         3000      SF               $ 5,715
        Vinyl Comp. Tile                                          500      SF               $   952
        -File, Copy Modeling Rms.
        Kitchen upper cabinets                                      1      set              $ 1,016
        Kitchen starter cabinet                                     2      ea               $   406
        Storage closet shelves/bifold doors                         1      ea               $   254
Research Area
        Construct 10' high DW partition                           200      L.F.             $10,414
    Fire Rated Partitions
        Solvent, Waste, Admin./Research Wall                      130      L.F.             $10,731
        Demising wall at hallway                                  N/C
    Doors (dark grey finish)
        Hollow metal B doors (36')                                  5      EACH             $ 2,127
        Hollow metal B doors (42')                                  3      EACH             $ 1,276
        Double Hollow Metal Doors                                   1      EACH             $   571
        2 Hour Fire rated door
        - Chem Stg., Solvent                                        2      EACH             $ 1,270
        Locksets                                                N.I.C                           NIC
        Closers
        -Chem Storage, Solvent, Office/Lab, Mech.                   5      EACH             $   610
    Floor Finish
        VCT except as noted)                                     6000      SF               $11,430
        Sealed concrete (acrylic sealer)                           NC      SF               $     0


      Solvent, Waste, Elec., Boiler, Magnet
      Sloped floor                                                700      SF               $ 2,667
      - Hall, Glass, Solvent, Chem., Stg, Mech)
      Medintech floor at Radioisotope                             150      SF               $   952
Ceiling
      Research areas                                             6000      SF               $19,812
      DW ceiling at 8' AFF                                        300      S.F.             $ 2,667
      - Chem. storage & solvent waste
Specialties
      Dumpster (30 yard roll off)                                   1      EACH             $   635
      Unistrut rack at Equip.                                       1      matls            $   190
      - Labor to install                                            3      hrs              $   133

                Architectural Total                                                                      $112,510
                                                                                                         --------

Office Expansion
      Construct 9' high DW partition                               35      L.F.             $ 1,645
      Construct 11' high DW partition                              50      L.F.             $ 2,349
      Glass sidelight window at entry                             N/C
      Sidelight windows                                             2      ea               $    94
      Hollow metal B doors (36')                                    3      EACH             $ 1,276
      Ceiling 2x4 A.C.T @ 8'-6' & fluor. lights                   600      S.F.             $ 1,981
      Relocate sprinklers to new ceiling                          600      S.F.             $   762
      Carpet (26 oz. level loop, grey)                            600      SF               $ 1,143
                                                                                                         $  9,251
                                                                                                         --------

Research Expansion
      Construct 11' high DW partition @ Elec. Rm.                  20      LF.              $   940
      Hollow metal B doors (36')                                    1      EACH             $   425
      Dbl hollow metal doors (72')                             1 EACH                       $     0
      2x4 A.C.T. ceiling @ 9'-6' & Fluor. lighting               2000      S.F.             $ 6,604
      Relocate sprinklers to new ceiling                         2000      S.F.             $ 2,540
      VCT (except as noted)                                      2000      SF               $ 3,810
                                                                                                         $ 14,319
                                                                                                         --------

  Partition between Research & Research Expansion
      - Between R&D, Expansion areaTo 12'                          50      L.F.             $ 2,603
      - Hollow metal door                                           2      ea               $   851
                                                                                                         $  3,454

THIS PAGE LEFT BLANK


                                                     9/24/93
Cabinetry
      Bio Chemistry
      Supply base cabinets                                          1        quote          $18,072
      Resin benchtops                                              72        lf             $ 8,230
      Reagent shelving                                             72        s.f.           $   914
      2, 6' Airflow supreme fumehoods                         1 quote                       $10,160
      Organic Chemistry
      Supply base cabinets                                          1        quote          $57,960
      - Resin Counter tops
      - 8,6' Airflow supreme hoods
      - 3 sink assemblies w/pegboard
      - Reagent shelving (p-lam)
      - 2 cupsinks per island

      Radio Isotope
      - 5' Airflow Supreme Radioisotope Hood                        1        quote          $16,560
      - 17' bench assy
      - Resin counter w/integral sink

      Walk-in Hood                                                  1        quote          $11,776
      - 8' Walk in hood
      - 6' bench assy
      - Resin benchtop

      Glasswash Room                                                1        quote          $ 4,485
      - 12' bench assy
      - 12' st. steel benchtop w/integral sink
      - Pegboard rack

      Benchwork setup & installation                                1        quote          $22,945

    Scientist Desks
    - 28' x 48', 1 file cab., divider                              12        quote          $ 6,858
                                                                                                                       $157,960
                                                                                                                       --------
Notes:

- - Material is available in std. tan cases w/accent color drawings


 - Material is available 45 days after approved shop drawings
 - Cabinets include a high percentage of 4 drawer bases.
 - One kneehole per cabinet run for refrigerator by others.
 - Faucets w/aspirator tips are included in each sink.
 - No wall cabinets are included

Envelope penetrations
- ---------------------

    Roof Cuts - Small
         Roof curbs (30' sq)                                        3      ea               $  675
         (EF1 & EF3 fan support, Emerg. Gen)
         Roof cones (12')                                           4      ea               $  200
         (Gas, EF1, EF3, Comb Air)
         Roof cut/flash charge - curb                               3      ea               $  900
         Roof cut/flash charge 0 cone                               4      ea               $ 1800

    Roof Cuts - Large
         Roof cuts over 30'x30'                                     3      ea               $ 2286
         (MUA AC, EF2 duct, Emerg. Gen.)
         Roof flashing over 30'x30'                                 3      ea               $ 1238
         (MUA cond, EF2 fan, EF1 fan, EF3 fan)
         MUA & condenser equip. has integral curbs
         Addl. structural                                           1      allow            $ 3810

    Concrete floor cores

         Plumbing lines (piping in plumbing section)               20      ea               $ 1524

Shaft construction
         Allowance for 2 hr rated shaft (2 x 10)                  800      sf               $50-80
         Allowance for 2 hr rated shaft                           250      sf               $ 1587
         Conc cuts for shaft supply/exhaust (10' x                  2      ea               $ 2032
         Conc cuts for shaft (gas/water loop) 2' sq                 2      ea               $ 1016
         Engineering evaluation                                     4      hrs              $  356
                                                                                                                       $22,504
                                                                                                                       -------


                                     9/24/93

Plumbing
- -----------------
    Gas line extension to unit boilers
        Black iron pipe (3') & supports                          300      lf                $ 3810
        Black iron pipe (1') & supports                          100      lf                $  635
    Boiler loop
        Pipe (2') couplings & supports (Installed)               150      lf                $ 2019
        Pipe (1-1/2')                                             30      lf                $  314
        Pipe (1')                                                100      lf                $  838
        Ball valves (misc)                                        20      lf                $  635
        Gauges                                                     4      ea                $  254
        500kbtu boilers                                            2      ea                $ 6896
        2 hp circ. pumps                                           2      ea                $ 2776
        30 gal. exp. tank                                          1      ea                $  927
        Air scoop, vent, check valves                              1      allow             $  254
        Glycol for loop                                            1      allow             $ 1270
        Chem. feed tank                                            1      assy              $  159
        Gas flue installation (12' dia)                           20      lf                $  711
        Fibreglas Insulation (Installed)                         300      lf                $ 1524
        Boiler system set up                                       8      days              $ 2845
    General Rough Plumbing
        Pipe (DWV & condensate)                                    1      allow             $ 3810
        Pipe supply                                                1      allow             $ 1270
        Labor (rough)                                            285      hrs               $12668
        Labor (finish)
        - benchwork (sinks, hood, cupsinks)                       10      areas             $17780
    Fixtures
        Emergency shower/eyewash stations                          2      ea                $ 1270
        St. steel sinks in Bio Chem                                2      ea                $  381
        5 Gal. Acid neutralization tanks                          10      ea                $ 7620
        - 2 O.C sinks, glass wash, Bio Chem
        75 gph gas water heater, comml                             1      ea                $ 1397
        -blow off, cut off, controls, pan, etc                     1      allow             $  254
        Backflow preventer                                         1      ea                $ 1270
        Water meter                                                1      ea                $  635
        Cupsinks (in benchwork price)




Supply for Dl water                                                1       ea               $152
Supply for Autoclave                                               1       ea               $152
Supply for glasswasher                                             1       ea               $152
Floor drain for cold room/emerg. shower                            1       ea               $381
Floor drain for glass wash room                                    1       ea               $381
Floor drain for mech. room                                         1       ea               $381
Floor drain for emergency showers                                  2       ea               $762

                                                                                                                       $76,585
                                                                                                                       -------



                                                             9/24/93

HVAC Systems
- --------------------------------
    Office Area HVAC (not including expansion)
       Split system gas-fired/DX cooling HVAC                   10         tons            $ 12700
       Distribution for above                                   10         tons            $  7620

    Research Area HVAC system (NIC Exp                           1         quote
         Includes air balancing                                                            $114798
         For condensate, gas line, etc. see plumbing
         For hoods see benchwork section
         Equipment
         - 40 Ton (nom.) air handler w/heating coil
         - 40 Ton Rooftop condenser
         Hot water coil heating system
         - 500 kbtu gas boilers
         - VAV boxes w/dampers & reheat coils
         - Spiral exhaust ductwork
         - Insulated MUA ductwork
         - Diffusers, Dampers & Fire dampers
         - Combustion air supply duct and fan
         - 8000 cfm hood exhaust fan (coated)
         Variable speed drive for fan
         - Radio isotope hood exhaust fan
         - Bag-in/bag-out HEPA filter on RI exhaust
         - Rigging of equip. to roof

         - All controls, starters & wiring
         - On/off switches with indicator lights
         General exhaust fan (glass, instrument)                 1         ea              $  2540
         Solvent, waste exhaust fans                             1         ea              $  2540

    Addition Biochem Hood Duct, Equip. & MUA                     1         allow           $ 15240

                                                                                                                       $155,438
                                                                                                                  -------------

                                                             9/24/93

Electrical
- ------------------------
     Service

           400 amp, 480/277 volt, 3 phase
           Includes transformer, 480v switch, 480 & 208v panels
           Premium charge for upgrade form 200 amp, 4             1        quote            $3810
           Trane condenser & air handler                          1        quote            $1768
           - Labor                                                4        days             $1422
           Hood Ex. fan (8000 cfm)                                1        quote            $ 292
           - Labor                                                2        days             $ 711
           Radio Iso Hood Ex. fan (1000 cfm)                      1        quote            $ 127
           - Labor                                                1        days             $ 356
           Waste stg & chem. stg. ex fan                          1        quote            $ 127
           - Labor                                                1        days             $ 356
           Boiler loop pumps                                      1        quote            $ 230
           - Labor                                                4        days             $1422
           VAV Boxes                                              1        quote            $ 156
           - Labor                                                4        days             $1422
           Lab plugmold outlets (200 lf, 12'spc                   1        quote            $1380
           - Labor                                                8        days             $2845
           208 volt, 20 amp, dedicated Recept                     1        quote            $ 480
           - Labor                                                4        days             $1422
           Fume hood outlets & lights                             1        quote            $ 268
           - Labor                                                4        days             $1422
           Addl. load center (panel)                              1        quote            $ 519
           - Labor                                                1        days             $ 356
           Emergency Generator
                  8 KW Generator w/auto. transfer switch          1        ea               $5804
                  Installation, wiring                            4        days             $1422
                  Subpanel, disconnect & wiring                   1        quote            $1270
                                                                                                                       $29,781
                                                                                                                   -----------

                                                             9/24/93

Fire Protection
- ------------------------------------
    Relocate sprinkler heads                                    100        ea               $12700
    Alarm, detection, emerg. lights & wiring                      1        allow            $ 3556
                                                                                                                       $ 16,256
                                                                                                                       --------
As Built Drawings (marked up)
- ------------------------------------
    -elec                                                         4        hrs              $  381
    -plumbing                                                     4        hrs              $  381
    -hvac                                                         4        hrs              $  381

Label all pipes and equipment
- ------------------------------------
  Labor                                                           8        hrs              $  508
  Material                                                      100        items            $  635

Permit Fees
- ------------------------------------
  Building Permit                                                 1        ea               $ 3175
  Plumbing Permit                                                 1        ea               $  229
  Electrical Permit                                               1        ea               $  229

Design Fees
- ------------------------------------
  Ongoing consultation (to date)                                 20        hrs              $ 1905
  Const. Administration                                          40        hrs              $ 3810
  Quotation Cost
     Plumbing                                                     2        hrs    $ 75.00 # $  190
     Electrical                                                   2        hrs    $ 75.00 # $  190
     General                                                      6        hrs    $ 75.00 # $  571
  Engineering (HVAC, loads)                                      20        hrs    $100.00 # $ 2540

                                                                                                                       $ 15,126
                                                                                                                       --------
                                                                                          $613,285                     $613,285

Total Cost
- --------------------------------------------
     CPMI standard construction unless otherwise noted

     Connection of Lessee equipment is not included

     Substitution of equivalent materials may be made

     Gas, compressed air, vacuum, D1 water systems and associated plumbing is not included.

     Autoclave, Glasswasher, administration desk and counters are not included.

                      CUMMINGS PROPERTIES MANAGEMENT, INC.

                                  STANDARD FORM

                                 RIDER TO LEASE

The following additional provisions are incorporated into and made a part of the attached lease.

(a) LESSOR, if requested to do so by LESSEE, and at LESSEE's sole expense, shall complete up to $613,285.00 in alterations necessitated by LESSEE's use of the leased premises according to a plan and at a cost to be mutually agreed upon by both parties. LESSEE shall pay LESSOR $100,000.00 of the agreed cost under the escrow arrangement described in Amendment to Lease #1 prior to the commencement of said work. At LESSEE's request, the balance of the cost of said alterations up to the agreed maximum may be incorporated into the lease by separate amendment to be attached hereto, amortized and then paid for by LESSEE in the same manner as base rent which shall otherwise be due.

(b) Notwithstanding the provisions of Section 1 hereinabove, LESSEE shall pay into said escrow upon LESSEE's execution of this lease the sum of $83,052.00 as pre-paid rent to be applied in equal monthly installments of $6,921.00 each to LESSEE's monthly rental payments during the first year of the lease term. In addition, LESSEE shall pay any "Cost of Living" adjustment on said rent for the period January 1, 1994 through September 30, 1994 within ten (10) days following notice from LESSOR of any such adjustment.

(c) LESSOR represents that, to the best of its knowledge and belief, the use of the leased premises for the purposes set forth in Section 3 hereinabove is permitted under the Massachusetts General Laws and the Medford Zoning Ordinance. In the event, however, that LESSOR is unable to obtain a building permit for the modifications at the leased premises referenced above, LESSOR shall have the right, at its sole expense, to appeal any such decision. If LESSOR declines to prosecute said appeal or if any such decision is upheld after all applicable appeals have been exhausted, then LESSEE may cancel this lease by serving LESSOR with thirty (30) days prior written notice to that effect, and neither party shall thereafter have any further obligation to the other, except that LESSOR shall promptly refund all deposits, prepaid rent and the Letter of Credit described in Amendment to Lease #1 to LESSEE. If LESSOR elects to appeal an adverse decision on its building permit application, the rent commencement date under this Lease shall be extended, on a day-for-day basis, for each day after October 1, 1993, that LESSOR is delayed in obtaining such building permit. In addition, if after the issuance of a certificate of occupancy for the permitted uses, any law, ordinance or regulation prohibits LESSEE from engaging in substantially all such permitted uses, then LESSEE may, at its option, but only after using commercially reasonable efforts to appeal any such prohibition, terminate this lease by serving LESSOR with thirty (30) days prior written notice to that effect, in any such case, this lease shall cease as though such termination date were the regularly scheduled expiration date hereof and LESSOR shall promptly refund all deposits and the Letter of Credit to LESSEE.

(d) Notwithstanding the commencement date herein, the parties acknowledge that the leased premises will not be available for LESSEE's occupancy until after the commencement date. Notwithstanding the delay in delivery of the leased premises, LESSEE's obligation to pay rent in full accordance with
     Section 1 shall commence October 1, 1993.

(e) Until LESSEE takes possession of the leased premises, LESSOR shall provide LESSEE with use of approximately 1,500 square feet (including 9.6% common area) of office space at 200 Boston Avenue at a location to be designated by LESSOR ("the temporary premises"). LESSEE shall be responsible for all utility charges for the temporary premises during its occupancy by LESSEE, but otherwise shall have not obligation to pay any rent with respect to the temporary premises. LESSEE shall vacate the temporary premises within five
     (5) days after notice of availability of the leased premises.

(f) Notwithstanding the commencement date herein, LESSEE may occupy the temporary premises one (1) week following the full execution of this lease and payment of the full Security Deposit and the pre-paid rent described in Paragraph B above. All other terms, covenants and conditions of this lease shall apply during this period.

(g) *With respect to any condition existing prior to the commencement of LESSEE's occupancy hereunder, LESSOR shall hold LESSEE harmless from any and all suits, judgments, or liabilities, for any "release", as defined in
     Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), of any "hazardous substance" as defined in Section 101(14) of CERCLA, or any petroleum (including crude oil or any fraction thereof) as a result of any activity on the property of which the leased premises are a part occurring prior to LESSEE's occupancy and not cause by LESSEE.

(h) *LESSOR represents that, to the best of its knowledge and belief, the common areas serving the leased premises are in compliance with current requirements of the Americans with Disabilities Act of 1991 ("ADA") for LESSEE's use as set forth in Section 3 hereinabove. If LESSEE receives written notice from any enforcement authority at any time, however, that any of said common areas are not in compliance with the ADA as now written, then LESSEE shall serve LESSOR with written notice thereof. LESSOR shall then have sixty (60) days to correct any non-complying element, and if LESSOR fails to complete, or to be diligently pursuing completion of, any necessary corrective action within said sixty (60) day period, then LESSEE may elect to cancel this lease without penalty by serving LESSOR with thirty (30) days prior written notice.

(i) *LESSEE shall have access to the leased premises and use, in common with other tenants, the building's elevator seven (7) days per week, twenty-four
     (24) hours per day.

(j) *LESSEE's agreement to subordinate this lease to any and all mortgages and/or other instruments in the nature of a mortgage, now or at any time hereafter, is conditional upon the mortgagee's agreement that LESSEE's possession will not thereafter be disturbed so long as LESSEE is not in default beyond any applicable grace period in the payment of rent or other covenants or obligations hereof.

(k) *LESSEE shall reasonably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from LESSOR, provided LESSEE is not in arrears beyond any applicable grace period of any rent or invoice payment and is in full compliance with all terms, conditions and obligations provided herein.

(1) LESSOR agrees to maintain casualty insurance in a commercially reasonable amount for the building of which the leased premises are a part, including all improvements to be constructed at the commencement of the lease term by LESSOR as provided in this Rider to Lease.

(m) In addition to the uses set forth in Section 3, LESSEE's permitted uses may include other related research and development activities of the type and character customarily undertaken by early stage/start up companies engaged in the biomedical, biochemical genetic and pharmaceutical businesses.

(n) With respect to Section 8, LESSEE may keep research animals on the leased premises provided that LESSEE complies with all federal, state and local laws applicable to the care and treatment of research animals.

(o) *Whenever LESSOR's or LESSEE's consent, agreement or approval is required under this lease, said consent, agreement or approval shall not be unreasonably withheld or delayed.

(p) With respect to Section 12, LESSOR shall be subject in entering the leased premises to reasonable security and safety conditions, if any, set forth in an advance written notice given by LESSEE to LESSOR. LESSOR shall exercise such right of entry in a manner reasonable under the circumstances to minimize any disruption to LESSEE's business and shall restore any damage to the improvements occasioned by such entry.

(q) With respect to Section 25, LESSOR shall use reasonable efforts to restore any interrupted service or utilities. Notwithstanding any provisions in this lease to the contrary, if (1) the leased premises or any material portion thereof are rendered untenantable by reason of the negligence or misconduct of LESSOR and (2) such untenantability continues for more than five consecutive business days, then to the extent such untenantability is not covered by LESSEE's business interruption insurance policy, a fair and just proportion of the base rent and other charges, according to the nature and extent of such untenantability, shall abate for the period of such untenantability.

(r) In the event that OWNER sells the property of which the leased premises are a part or said property is foreclosed upon by mortgagee, then LESSOR agrees to transfer any security deposit to the purchaser or foreclosing mortgagee, as applicable.

(s) With respect to Section 5, heating and cooling will be available for the leased premises 24 hours per day, seven days per week during the specified heating and cooling seasons.

(t) *LESSEE shall have the right to assign this lease or sublet the leased premises to an affiliated corporation, namely a corporation in which LESSEE owns at least a forty percent interest in LESSEE, with which LESSEE merges, or which is formed as a result of a merger or consolidation involving LESSEE, without further consent from LESSOR, provided LESSEE so notifies LESSOR in writing to that effect on a timely basis. The provisions of
     Section 10 shall govern said assignment in all other respects.

(u) Notwithstanding the provisions of Section 28, LESSOR agrees to subordinate LESSOR's security interest to that of an institutional or other commercial lender, a pension fund or a venture capital entity as requested by LESSEE in writing for the financing of LESSEE's business operations at the leased premises.

(v) In the event of any conflict between any provision of this lease and an rule made by LESSOR with respect to the leased premises pursuant to Section 14, the provisions of this lease shall govern.

(w) Beautyrest Property, Inc. and WRB, Inc., owners of the leased premises referred to in Section 27 above, hereby consent to this lease and agree to recognize all rights of LESSEE hereunder.

(x) LESSOR agrees to perform its maintenance and repair obligations hereunder in a professional and workmanlike manner.

(y) LESSOR and LESSEE do hereby mutually release and discharge each other of and from all liability and responsibility to the other for any loss, damage or liability covered by insurance carried (or required hereunder to be carried) by the party suffering such loss, claim or liability if and to the extent that the written release and discharge does not invalidate or adversely affect any applicable insurance.

(z) In the event this lease is terminated and LESSOR receives judgment for accelerated rent in accordance with the provisions of Section 19 herein, LESSOR agrees to make reasonable efforts to re-let the leased premises and otherwise mitigate its damages resulting from such termination. LESSOR shall credit LESSEE for any rents actually received by LESSOR over the balance of the lease term minus any costs incurred by LESSOR in re-letting the premises. LESSOR's failure to re-let the leased premises despite LESSOR's reasonable efforts shall not limit LESSEE's liability hereunder.

(aa) LESSOR hereby represents that as of the date of execution of this lease, the leased premises are not encumbered by any mortgage or instrument in the nature of a mortgage.

BB. LESSOR shall list LESSEE on the directory in the lobby of the building at 200 Boston Avenue.

CC. LESSEE shall have the option to extend the lease term for one additional five (5) year period by giving written notice to LESSOR not more than twelve (12) months and not less than six (6) months prior to the expiration of the initial term. If LESSEE exercises such option, the extended term shall be upon the same terms and conditions as are in effect under this lease immediately preceding the commencement of such option period, and LESSEE shall have no further rights or options whatsoever to extend the term beyond the expiration of such extended term. Time is of the essence.

DD. *Prior to the termination date of this lease, LESSEE may remove laboratory equipment supplied and installed by LESSEE if LESSEE has satisfactorily complied with all other conditions of this lease and if LESSEE repairs any and all damage resulting from such removal on a timely basis prior to the end of the lease term. Time is of the essence.

LESSOR: CUMMINGS PROPERTIES                   LESSEE:  ARQULE PARTNERS,L.P.
        MANAGEMENT, INC. as agent
        for BEAUTYREST PROPERTY, INC.
        & WRB., INC.

        By: /s/ William S. Cummings              By: /s/ Joseph C. Hogan
           --------------------------                --------------------------
        DATE: September 29, 1993                     (for AcQule Partners, L.P.)
             ------------------------

                      CUMMINGS PROPERTIES MANAGEMENT, INC.

                                  STANDARD FORM

                                 LEASE EXTENSION

In connection with a lease currently in effect between the parties at 200 Boston Avenue, Suites 3600 and 201, Medford, Massachusetts, executed on September 29, 1993 and terminating September 30, 1998, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties Management, Inc., LESSOR, and ArQule, Inc., LESSEE, hereby agree to amend said lease as follows:

1. This lease is hereby extended for an additional term of twenty-two (22) months commencing on September 30, 1998 and ending at noon on July 30, 2000.
2. During this extended lease term as herein described, LESSEE shall pay to LESSOR base rent at the rate of eighty-three thousand five hundred ninety-four (83,594.00) dollars per year or $6,966.16 per month, together with any "Cost of Living" adjustments.
3.   [THIS PARAGRAPH LINED THROUGH.]
4.   [THIS PARAGRAPH LINED THROUGH.]
5. This lease, including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of ____ years each unless LESSOR or LESSEE shall give written notice, either party to the other or either party's desire not to so extend the lease. The time for giving such written notice shall be not less than six (6) months prior to the expiration of the then current lease period. Time is of the essence. [THIS PARAGRAPH IS STAMPED OVER WITH "THIS PARAGRAPH DOES NOT APPLY"]
6. To the extent that any inconsistency exists between this Lease Extension and the lease to which this document forms a part, the conditions contained herein shall control and supersede any earlier provisions.
7. All other terms, conditions and covenants of the present lease shall continue to apply except:
8. The base month from which to determine the amount of each annual increase in the "Cost of Living" shall remain January 1993 and shall continue to be compared with each November during the remaining lease term to determine the percentage increase (if any) in the base rent to be paid during the following calendar year.

     In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and
common seals this   25  day of August 1995.

LESSOR: CUMMINGS PROPERTIES MANAGEMENT, INC.    LESSEE: ARQULE, INC.

     By: /s/                                          By: /s/
        -------------------------                        ----------------------
                President